Exhibit 99.1
NEWS RELEASE
FOR IMMEDIATE RELEASE

CONTACT:	Megan Meloni Investor Relations (650) 475-3100, ext. 105
STEMCELLS, INC. ANNOUNCES POSITIVE PHASE I BATTEN TRIAL RESULTS
Reports Evidence of Engraftment and Long-Term Survival of HuCNS-SC® Cells
     PALO ALTO, Calif., June 8, 2009 – StemCells, Inc. (NASDAQ: STEM) announced today positive results from the first Phase I clinical trial of its proprietary HuCNS-SC® product candidate (purified human neural stem cells), including demonstration of a favorable safety profile along with evidence of engraftment and long-term survival of the HuCNS-SC cells.
     The Phase I trial was designed primarily to assess the safety of HuCNS-SC cells as a potential cell-based therapeutic. Six patients with advanced stages of infantile and late infantile neuronal ceroid lipofuscinosis (NCL), often referred to as Batten disease, were transplanted with HuCNS-SC cells and followed for 12 months. Overall, the Phase I data demonstrated that high doses of HuCNS-SC cells, delivered by a direct transplantation procedure into multiple sites within the brain, followed by twelve months of immunosuppression, were well tolerated by all six patients enrolled in the trial. The patients’ medical, neurological and neuropsychological conditions, following transplantation, appeared consistent with the normal course of the disease. The independent Data Monitoring Committee (DMC), a multi-disciplinary group of experts in neurosurgery, transplant medicine, genetics, and neurology responsible for overseeing the safety of the trial, has also concurred with the Company’s assessment of the safety profile of the test product and procedure. The trial was conducted at Oregon Health & Science University (OHSU) Doernbecher Children’s Hospital and was completed in January 2009. StemCells will present the final study report to the FDA and plans to pursue future clinical development of HuCNS-SC as a potential treatment for infantile and late infantile NCL.
     “We are very pleased and encouraged by the results of this landmark trial,” said Martin McGlynn, president and chief executive officer of StemCells. “As this was the first-ever FDA-authorized study of human neural stem cells as a potential therapeutic agent in humans, the favorable data we obtained is especially meaningful. Completing this first trial also marked an important milestone in the evolution of our cell-based product candidates from research and development to human clinical studies. We are deeply grateful for the support of the patients’ families who enabled us to make an important advance in our search for a therapy that might one day benefit not only children with Batten disease, but also those suffering from other serious neurodegenerative diseases.”
     Commenting on the trial data, Stephen Huhn, MD, FACS, FAAP, vice president and head of the Company’s CNS Program, stated, “The HuCNS-SC cells were well tolerated even at very high dose levels – as many as one billion cells were transplanted into certain patients. Given the considerable number of cells transplanted, together with the very fragile nature of the patients involved, the positive safety data we observed is particularly noteworthy.”
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     StemCells previously reported the loss of the second patient enrolled in the trial, who died from the natural progression of the disease approximately one year post-transplant. Because the family consented to an autopsy examination of the brain, the Company was able to establish that the donor cells had engrafted and survived, despite severe brain atrophy related to the NCL. By permitting the autopsy, the family allowed the researchers to learn very important details that will potentially benefit future patients.
     “Our strategy for these lysosomal storage diseases is to protect the patient’s remaining neurons by transplanting donor cells without the genetic defect that causes NCL into the brain,” continued Dr. Huhn. “These healthy neural stem cells have the potential to produce the enzyme currently lacking for proper function and survival of the patient’s brain cells. In this first trial, however, the patients already had a severe amount of neuronal degeneration and brain atrophy due to the advanced stage of their disease and only a limited number of brain cells remaining to protect, making it difficult to measure any degree of efficacy. Our interpretation of potential efficacy measurements was also limited by the number of subjects enrolled in the trial and the absence of a control group. Consequently, now that we have demonstrated a favorable safety profile and evidence of long term donor cell survival, our objective is to initiate a second trial designed to test the potential for efficacy in patients in a much earlier stage of the disease.”
     Robert Steiner, MD, FAAP, FACMG, co-principal investigator, professor of pediatrics and molecular and medical genetics, and vice chairman for pediatric research at OHSU Doernbecher Children’s Hospital, stated, “The OHSU research team worked very hard to carry out this highly complex research and is heartened to see that this approach appears to be safe. We are delighted that this first trial of human neural stem cells was successful and offers some hope for effective treatment of NCL and other neurodegenerative disorders.”
     “It was a privilege for our team to care for these precious children,” added Nathan Selden, MD, Ph.D., FACS, FAAP, co-principal investigator, Campagna Associate Professor and head, division of pediatric neurological surgery at OHSU Doernbecher Children’s Hospital. “We are indebted to our patients and their families for taking us into this new era of therapy for the central nervous system. We hold out great hope in the future for them and for others around the world with similar diseases that today have no cure.”
Trial Design
     The Phase I trial was designed primarily to assess the safety of HuCNS-SC cells as a potential treatment for infantile and late infantile NCL, including the tolerability of multiple interventions (surgery, immunosuppression and the HuCNS-SC cells). Six patients with either infantile or late infantile NCL were enrolled in the open-label, dose-escalating Phase I study and transplanted with HuCNS-SC cells. Enrollment in the trial was limited to those patients in advanced stages of the disease with significant neurological and cognitive impairment (patients whose developmental age was demonstrated to be less than two-thirds of their chronological age). Two dose levels were administered, with the first three patients receiving a target dose of approximately 500 million cells, and the other three patients receiving a target dose of approximately one billion cells. The HuCNS-SC cells were directly transplanted into each patient’s brain via a neurosurgical procedure, and patients were immunosuppressed for 12 months following transplantation. The patients were evaluated and assessed at regular intervals using a comprehensive range of medical, neurological and neuropsychological tests, both before transplantation to establish a baseline, and over the course of 12 months following transplantation. Following completion of the Phase I trial, the patients were automatically enrolled in a separate four-year follow-up study.
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Summary of Data
     The most common non-serious adverse events observed during the trial were related to immunosuppression. A total of 13 serious adverse events were noted, of which 54% were reported for one patient, and none of which were considered related to the HuCNS-SC cells. Magnetic resonance images (MRIs) of each patient’s brain were taken at baseline, immediately following surgery, and at six months and 12 months following transplantation to evaluate the injection sites. Of the 48 total injection sites (eight per patient), no MRI abnormalities related to the cells were detected. A single artifact at one transplant site in one patient was evident by MRI, and was considered a minor, harmless change related to the surgery. The previously reported death of one patient approximately one year following transplantation was determined, after an autopsy and a review of medical records in consultation with the DMC, to be the result of the natural progression of the disease. The evidence of regional engraftment and survival of the HuCNS-SC cells from this autopsy supports continued effort toward the goal of demonstrating efficacy.
About Neuronal Ceroid Lipofuscinosis (Batten Disease)
     Neuronal ceroid lipofuscinosis (NCL) is a fatal neurodegenerative disorder that afflicts infants and young children. The disorder, often referred to as Batten disease, is caused by genetic mutations, and children who inherit the defective gene are unable to produce enough of an enzyme that processes cellular waste substances that accumulate in a part of cells known as the lysosome. Without the enzyme, the cellular waste builds up, and eventually the cells cannot function and die. Children with NCL appear healthy when born, but as their brain cells die, they begin to suffer seizures and progressively lose motor skills, sight and mental capacity. Eventually, they become blind, bedridden and unable to communicate or function independently. There currently is no cure for the disease. The infantile and late infantile forms of NCL are caused by different genetic mutations. As the names imply, the two forms begin to afflict patients at different stages of infancy, but both have similar disease progression and outcomes.
About HuCNS-SC® Cells
     StemCells’ lead product candidate, HuCNS-SC cells, is a purified composition of normal human neural stem cells that are expanded and stored as banks of cells. The Company’s preclinical research has shown that HuCNS-SC cells can be directly transplanted; they engraft, migrate, differentiate into neurons and glial cells; and they survive for as long as one year with no sign of tumor formation or adverse effects. These findings show that HuCNS-SC cells, when transplanted, act like normal stem cells, suggesting the possibility of a continual replenishment of normal human neural cells.
About StemCells, Inc.
     StemCells, Inc. is a clinical-stage biotechnology company focused on the research, development and commercialization of products derived from stem cell technologies. In its therapeutic product development programs, StemCells is focused on developing cell-based therapeutics to treat diseases of the central nervous system and liver. StemCells has pioneered the discovery and development of HuCNS-SC® cells, its highly purified, expandable population of human neural stem cells. StemCells has completed a six-patient Phase I clinical trial of its proprietary HuCNS-SC product candidate as a treatment for neuronal ceroid lipofuscinosis (NCL), a rare and fatal neurodegenerative disease that affects infants and young children. StemCells has also received approval from the Food and Drug Administration (FDA) to initiate a Phase I clinical trial of the HuCNS-SC cells to treat Pelizaeus-Merzbacher Disease (PMD), a rare and fatal brain disorder that mainly affects young children. StemCells, through its wholly owned subsidiaries Stem Cell Sciences UK Ltd and Stem Cell Sciences Australia Pty, is also pursuing applications of its cell-based technologies to develop research tools, such as cell-based assays, media and reagent tools, which the Company believes represent nearer-term commercial opportunities. StemCells has exclusive rights to approximately 55 issued or allowed U.S. patents and approximately 200 granted or allowed non-U.S. patents. Further information about StemCells is available on its web site at: www.stemcellsinc.com.
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About Oregon Health & Science University Doernbecher Children’s Hospital
     OHSU is the state’s only health and research university and Oregon’s only academic health center. OHSU is Portland’s largest employer and the fourth largest in Oregon (excluding government). OHSU’s size contributes to its ability to provide many services and community support activities not found anywhere else in the state. It serves patients from every corner of the state, and is a conduit for learning for more than 3,400 students and trainees. OHSU is the source of more than 200 community outreach programs that bring health and education services to every county in the state.
     OHSU Doernbecher Children’s Hospital is a world-class facility that each year cares for tens of thousands of children from Oregon, southwest Washington and around the nation, including national and international referrals for specialty care. Children have access to a full range of pediatric care, not just treatments for serious illness or injury, resulting in more than 120,000 outpatient visits, discharges, surgeries and pediatric transports annually. In addition, nationally recognized physicians ensure that children receive exceptional care at OHSU Doernbecher, including outstanding cancer treatment, specialized neurology care and highly sophisticated heart surgery in the most patient- and family-centered environment. Pediatric experts from OHSU Doernbecher travel throughout Oregon and southwest Washington to provide specialty care to some 2,800 children at more than 154 outreach clinics in 13 locations.
Apart from statements of historical fact, the text of this press release constitutes forward-looking statements within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and is subject to the safe harbors created therein. These statements include, but are not limited to, statements regarding the safety, engraftment and long term survival of the HuCNS-SC cells, the success of the clinical trial, the Company’s plans to pursue future clinical development of HuCNS-SC as a potential treatment for infantile and late infantile NCL, the potential for the Company’s therapies to treat Batten disease and other serious neurodegenerative diseases, the future business operations of the Company, the prospects associated with conducting future clinical trials for NCL, the potential for its cell-based therapeutics to treat diseases or disorders, and its ability to conduct clinical trials as well as its research and product development efforts. These forward-looking statements speak only as of the date of this news release. The Company does not undertake to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof. Such statements reflect management’s current views and are based on certain assumptions that may or may not ultimately prove valid. The Company’s actual results may vary materially from those contemplated in such forward-looking statements due to risks and uncertainties to which the Company is subject, including the fact that additional trials will be required to confirm the safety and demonstrate the efficacy of the Company’s HuCNS-SC cells for the treatment of Batten or any other disease; uncertainty as to whether the FDA or other applicable regulatory agencies will permit the Company to continue clinical testing in NCL, PMD or in future clinical trials of proposed therapies for other diseases or conditions given the novel and unproven nature of the Company’s technologies; uncertainties about the design of future clinical trials and whether the Company will receive the necessary support of a clinical trial site and its institutional review board to pursue future clinical trials in NCL, PMD or in proposed therapies for other diseases or conditions; uncertainties regarding the Company’s ability to commercialize a therapeutic product and its ability to successfully compete with other products on the market; uncertainties regarding the Company’s ability to obtain the increased capital resources needed to continue its current and planned research and development operations, including such operations of the company for non-therapeutic applications, and to conduct the research, preclinical development and clinical trials necessary for regulatory approvals; uncertainty as to whether HuCNS-SC and any products that may be generated in the future in the Company’s cell-based programs will prove safe and clinically effective and not cause tumors or other adverse side effects; uncertainties regarding the Company’s manufacturing capabilities given its increasing preclinical and clinical commitments; and the increased risks associated with commercializing future cell-based therapeutics, including the potential for product liability claims; and other factors that are described under the heading “Risk Factors” in Item 1A of Part II of the Company’s most recent Quarterly Report on Form 10-Q.
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